UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 09, 2025

PHX MINERALS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31759	73-1055775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 South University Drive Suite 720
Fort Worth, Texas		76107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 948-1560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 9, 2025, the Board approved the Third Amended and Restated Bylaws, amending the previously effective Second Amended and Restated Bylaws. The bylaws were modified as follows, in addition to conforming changes:

Section 1.01 stated previously that:

“An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting in accordance with the provisions of these Bylaws and the DGCL, shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, on such date, and at such time as the Board shall each year fix, which date shall be within six (6) months following the end of the fiscal year of the Corporation.”

Section 1.01 has been revised as follows:

“An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting in accordance with the provisions of these Bylaws and the DGCL, shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, on such date, and at such time as the Board shall each year fix.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title of Document

3.1	Third Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX MINERALS INC.

Date:	April 11, 2025	By:	/s/ Chad L. Stephens
Chad L. Stephens Chief Executive Officer